UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010 (January 21, 2010)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   REGULATION FD DISCLOSURE.

In its Current Report on Form 8-K furnished on November 18, 2009, MBIA Inc. (“MBIA” or the “Company”) indicated that it had an available tax recovery of approximately $500 million for taxes paid within the prior five years and that such recovery could be limited to the extent the Company experienced a Section 382 Ownership Change (as defined below).   To the Company’s knowledge, it did not experience a Section 382 Ownership Change during 2009. Any Section 382 Ownership Change subsequent to 2009 will not impact the availability of the potential tax recovery of approximately $500 million for the 2009 tax year.

An ownership change for purposes of Section 382 may result from transactions that increase the aggregate ownership of “5-percent stockholders,” as defined in Section 382, by more than 50 percentage points over a testing period, generally three years (“Section 382 Ownership Change”).  As of January 1, 2010, the increase in the aggregate ownership of certain stockholders of MBIA over the relevant testing period was over 43% and the Company had 204,667,848 shares of common stock outstanding.

The Company cannot give any assurance that it will not undergo a Section 382 Ownership Change at a time when these Section 382 limitations would have a significant impact on the Company’s future tax benefits.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks, the possibility that the Company will experience severe losses due to increased deterioration in its insurance portfolios; significant fluctuations in liquidity and asset values with the global credit markets; the Company’s ability to fully implement its Strategic Plan as outlined in the Company’s most recent Annual Report on Form 10-K; further changes in the Company’s credit ratings; and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	January 21, 2010